                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              NuTECH DIGITAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   California                                         95-4642831
--------------------------------------------------       --------------------------------------
(State or other jurisdiction of incorporation or         (I.R.S. Employer Identification No.)
organization)

               7900 Gloria Avenue
              Van Nuys, California                                       91406
--------------------------------------------------       --------------------------------------
    (Address of principal executive offices)                          (Zip Code)


      Option to Purchase Common Stock granted to Michael Doherty
------------------------------------------------------------------------
                       (Full title of the plan)

                              Lee Kasper
                         NuTech Digital, Inc.
                          7900 Gloria Avenue
                      Van Nuys, California 91406
------------------------------------------------------------------------
                (Name and address of agent for service)

                            (818) 994-3831
------------------------------------------------------------------------
     (Telephone number, including area code, of agent for service)

                       DEREGISTRATION OF UNSOLD SECURITIES

         The Registration Statement on Form S-8 (Registration No. 333-110059) (the "Registration Statement") of NuTech Digital, Inc. (the "registrant") pertaining to 1,000,000 shares of common stock to which this Post-Effective Amendment No. 1 relates, became effective on October 29, 2003.

         In accordance with an undertaking made by NuTech Digital, Inc. in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the registrant hereby de-registers 976,191 shares of the total 1,000,000 shares of the registrant's common stock, no par value, originally registered. The Option to Purchase Common Stock granted to Michael Doherty, pursuant to which the shares would have been issued, has been terminated by agreement of the parties and no additional shares may be issued or sold under the plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Van Nuys, California on May 25, 2004.

                                 NuTech Digital, Inc.



                                 By: /s/ Lee Kasper
                                    -----------------------------------------
                                       Lee Kasper, President

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

May 25, 2004

                                   /s/ Lee Kasper
                                   -----------------------------------------
                                   Lee Kasper, Chief Executive Officer,
                                   President, Chief Financial Officer and
                                   Director

May 25, 2004

                                   /s/ Joseph Giarmo
                                   -----------------------------------------
                                   Joseph Giarmo, Vice President, Secretary
                                   and Director

May 25, 2004

                                   /s/ Yegia Eli Aramyan
                                   -----------------------------------------
                                   Yegia Eli Aramyan, Director

May 25, 2004

                                   /s/ Jay S. Hergott
                                   -----------------------------------------
                                   Jay S. Hergott, Director